Exhibit 10.1
Zebra Technologies Corporation
2026 Long-Term Incentive Plan
Section 1
Establishment and Purpose
1.1.Establishment.  This Plan shall be submitted to the stockholders of Zebra Technologies Corporation, a Delaware corporation (“Zebra”), for approval at the 2026 annual meeting of stockholders and, if approved, shall become effective on the date of such approval. The Plan shall terminate on the tenth anniversary of the effective date of the Plan, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any Award granted prior to termination. In the event that the Plan is not approved by the stockholders of Zebra, the Plan shall be null and void. The Plan supersedes and replaces the Zebra Technologies Corporation 2018 Long-Term Incentive Plan and each other equity plan maintained by Zebra under which awards are outstanding as of the effective date of the Plan (collectively, the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to outstanding awards under the Prior Plans until such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with their terms.
1.2.Purposes.  The purposes of the Plan are to align participants’ long-term compensation with the interests of Zebra and its stockholders and to attract, retain, motivate and reward key personnel.  To accomplish the foregoing, the Plan provides that Zebra may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares, Performance Units or Other Stock Awards.
Section 2
Definitions
2.1.“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Shares, Performance Units or Other Stock Awards.
2.2.“Award Agreement” means either: (a) a written or electronic agreement between Zebra and a Participant that sets forth the terms and conditions of an Award; or (b) a written or electronic statement issued by Zebra describing the terms and conditions of an Award.
2.3.“Board” means the Board of Directors of Zebra.
2.4.“Cause” means, unless otherwise provided for in the Award Agreement or a Participant’s applicable employment, severance, consulting or similar agreement between Zebra or any of its Subsidiaries in effect as of the date of grant, a termination of the Participant’s employment with Zebra and its Subsidiaries because of the Participant’s: (a) material breach of an Award Agreement or of any other agreement to which the Participant and Zebra or a Subsidiary are parties, as determined by Zebra in good faith; (b) material violation of Zebra policy, regardless of whether within or outside of his or her authority; (c) willful or intentional misconduct, gross negligence, neglect, or dishonest, fraudulent, or unethical behavior, or other conduct involving serious moral turpitude, in the performance of the Participant’s duties; (d) conviction of, or plea of guilty or no contest to any felony, or any act of dishonesty, theft or conviction of any crime or offense involving money or property of Zebra or any Subsidiary; (e) breach of any fiduciary duty

Exhibit 10.1
owing to Zebra or any Subsidiary; (f) unauthorized disclosure or dissemination of confidential information; or (g) conduct that is, or could reasonably be expected to be, materially harmful to Zebra or any of its Subsidiaries, as determined by Zebra in good faith; provided, in any case, that a Participant’s resignation after an event that would be grounds for a termination for Cause will be treated as a termination for Cause hereunder.
2.5.“Change in Control” means the occurrence of any of the following events:
(a) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of Zebra entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Zebra (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Zebra), (B) any acquisition by Zebra, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra, (D) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5; provided, further, that for purposes of clause (B), if any Person (other than Zebra or any employee benefit plan (or related trust) sponsored or maintained by Zebra or any corporation controlled by Zebra) shall become the beneficial owner of 50% or more of the Outstanding Common Stock or 50% or more of the Outstanding Voting Securities by reason of an acquisition by Zebra, and such Person shall, after such acquisition by Zebra, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) during any twelve (12)-month period, individuals who, as of the beginning of such period constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of Zebra subsequent to the beginning of such period whose election, or nomination for election by Zebra’s stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of Zebra as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board or who was initially elected as a director of Zebra and whose election was opposed by the Incumbent Board;

Exhibit 10.1
    (c) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Zebra or any of its Subsidiaries that requires the approval of Zebra’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns Zebra or all or substantially all of Zebra’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Zebra; any employee benefit plan (or related trust) sponsored or maintained by Zebra or any entity controlled by Zebra; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or
        (d) the consummation of a sale of all or substantially all of Zebra’s assets or the stockholders of Zebra approve of a plan of complete liquidation or dissolution of Zebra.
Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of Zebra as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.
2.6.“Code” means the Internal Revenue Code of 1986, as amended.
2.7.“Common Stock” means the Class A Common Stock, par value $0.01 per share, of Zebra.

Exhibit 10.1
2.8.“Committee” means the Compensation and Culture Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.
2.9.“Director” means any individual who is a member of the Board.
2.10.“Disability” means, unless otherwise provided for in the Award Agreement or a Participant’s applicable employment, severance, consulting or similar agreement between Zebra or any of its Subsidiaries in effect as of the date of grant, (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by Zebra or a Subsidiary in which the Employee participates and (ii) in the case of a Director or consultant, the inability of the Director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve (12)-months, as determined by Zebra, based upon medical evidence.
2.11.“Employee” means any officer or employee of Zebra or any Subsidiary.
2.12.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.13.“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on NASDAQ or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of the Shares on a national securities exchange on the trading date immediately preceding the date as of which such value is being determined; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.
2.14.“Good Reason” means, unless otherwise provided for in the Award Agreement or a Participant’s applicable employment, severance, consulting or similar agreement between Zebra or any of its Subsidiaries in effect as of the date of grant, a termination of service because of resignation by the Participant for any of the following reasons: (a) a material diminution in the Participant’s responsibilities, authorities, powers or duties, taken as a whole, or assignment to the Participant of any duties materially inconsistent with the status and responsibilities of the Participant’s position; (b) a material breach of any provision of the Participant’s applicable employment, if any, by Zebra or its Subsidiaries; or (c) a material decrease in base salary at the rate in effect on the date of grant of the Award (excluding reductions in the Participant’s base salary in connection with a reduction that applies to Zebra’s similarly situated employees in substantially the same proportions); provided, however, that the occurrence of any such condition shall not constitute Good Reason unless: (i) a Participant provides written notice to the Chief People Officer and People Team or other person responsible for Human Resources (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Board) of the existence of such condition not later than sixty (60) days after a Participant knows or reasonably should know the existence of such condition; (ii) Zebra shall have failed to remedy such condition within thirty (30) days after receipt of such notice; and (iii) a Participant resigns due to the existence of

Exhibit 10.1
such condition within sixty (60) days after the expiration of the remedial period described in subclause (ii) hereof.
2.15.“Incentive Stock Option” or “ISO” means a right to purchase Shares pursuant to terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Section 422 of the Code and which is intended by the Committee to constitute an Incentive Stock Option.
2.16.“Incumbent Board” has the meaning set forth in Section 2.5(b).
2.17.“Non-Employee Director” means any Director who is not an Employee.
2.18.“Non-Tandem SAR” means a SAR which is not granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof, as set forth in the Award Agreement, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
2.19.“Nonqualified Stock Option” or “NQSO” means a right to purchase Shares which is not an Incentive Stock Option.
2.20.“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.21.“Option Price” means the per share purchase price of a Share pursuant to an Option.
2.22.“Other Stock Award” has the meaning set forth in Section 9.1.
2.23.“Outstanding Common Stock” has the meaning set forth in Section 2.5(a).
2.24.“Outstanding Voting Securities” has the meaning set forth in Section 2.5(a).
2.25.“Participant” means an Employee, Director or consultant who holds an outstanding Award under the Plan, and includes former Employees, Directors or consultants who have certain post-termination rights pursuant to an Award.
2.26.“Performance Award” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive an amount in cash that has an initial value specified in the Award Agreement.
2.27.“Performance Goal” means the criteria and objectives, established by the Committee, which may be required to be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an Option or SAR or (ii) during the applicable Vesting Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the Shares subject to such Award, or, in the case of a RSU, Other Stock Award, Performance Award, Performance Unit or Performance Share, to the holder’s receipt of the Shares subject to such Award or of payment with respect to such Award. One or more of the following business criteria for Zebra, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of Zebra (except with respect to the total shareholder return and earnings per share criteria) or on an individual basis, may be used by the Committee in establishing Performance Goals under the Plan: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; adjusted earnings before interest, taxes, depreciation, and/or amortization; pretax income;

Exhibit 10.1
adjusted pretax income; cash flows from operations; total cash flows; bookings; return on equity; return on invested capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; any combination of the foregoing, or such other goals as the Committee may determine whether or not listed herein. The Committee shall have the sole discretion to determine the degree of attainment of the Performance Goals. In establishing a Performance Goal or determining the achievement of a Performance Goal, the Committee may provide that achievement of the applicable Performance Goals may be amended or adjusted to include or exclude components of any Performance Goal, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting Zebra or its financial statements or changes in law or accounting principles. Performance Goals shall be subject to such other special rules and conditions as the Committee may establish at any time.
2.28.“Performance Period” means the time period during which Performance Targets must be achieved with respect to an Award.
2.29.“Performance Target” means, with respect to a Performance Goal, the target(s) established by the Committee for a Performance Period.
2.30.“Performance Share” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive one Share (which may be Restricted Stock or RSUs) or, to the extent set forth in the Award Agreement, in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.
2.31.“Performance Unit” means a right, contingent upon the attainment of Performance Target(s) with respect to one or more Performance Goals within a Performance Period, to receive an amount that has an initial value equal to the Fair Market Value of a Share on the grant date, which amount may be paid in a Share (which may be Restricted Stock or RSUs) or, to the extent set forth in the Award Agreement, in lieu of all or a portion thereof, the Fair Market Value of a Share in cash.
2.32.“Person” has the meaning set forth in Section 2.5(a).
2.33.“Plan” means the 2026 Zebra Technologies Corporation Long-Term Incentive Plan, as amended and restated from time to time.
2.34.“Prior Plans” has the meaning set forth in Section 1.1.
2.35.“Restricted Stock” means issued and outstanding Shares that are subject to a Vesting Period.
2.36.“Restricted Stock Unit” or “RSU” means a right to receive one Share or, to the extent set forth in the Award Agreement, in lieu of all or a portion thereof, the Fair Market Value of a Share in cash, that is subject to a Vesting Period.
2.37.“Share” or “Shares” means shares of Common Stock.
2.38.“Stock Appreciation Right” or “SAR” means a Tandem SAR or a Non-Tandem SAR.

Exhibit 10.1
2.39.“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which Zebra is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.
2.40.“Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.
2.41.“Tandem SAR” means a SAR that is granted in tandem with, or by reference to, an Option, which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, Shares (which may be Restricted Stock or RSUs), cash or a combination thereof, as set forth in the Award Agreement, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.
2.42.“Ten Percent Holder” has the meaning set forth in Section 6.2.
2.43.“Vesting Period” means the period during which the Shares of Restricted Stock, Shares subject to an Other Stock Award or RSUs subject to an Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, as specified in the applicable Award Agreement.
2.44.“Zebra” has the meaning set forth in Section 1.1.
Section 3
Administration
3.1.Plan Administration and Committee Membership.  The Committee shall administer the Plan.   The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to Non-Employee Directors and for approving, after receiving the recommendation of the Committee, Awards to the Chief Executive Officer.
3.2.Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or By-laws of Zebra, the Committee shall have full power to: (i) select Employees, Directors, and consultants to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards, including the form, amount and timing of each Award and, if applicable, the number of Shares subject to an Award, the Option Price or base price, as applicable, associated with the Award, the time and conditions of vesting, exercise or settlement of the Award and all other terms and conditions of the Award, including, without limitation, the form of the Award Agreement; (iv) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (v) establish, amend, or waive rules and regulations for the Plan’s administration; and (vi) amend the terms and conditions of any outstanding Award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Vesting Period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse and (iv) the Performance Goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose,

Exhibit 10.1
incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All determinations and decisions made by the Committee and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including Zebra, its stockholders, Employees, Participants, and their estates and beneficiaries.
To the extent permitted by applicable law, including, without limitation, Section 157(c) of the General Corporation Law of the State of Delaware, the Committee may delegate some or all of its authority hereunder to the Board, a Director, the Chief Executive Officer or other executive officer of Zebra as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a Director, the Chief Executive Officer or other executive officer of Zebra with regard to the selection for participation in the Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.
To the maximum extent permitted by applicable law, no Director or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by Zebra in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in Zebra’s Restated Certificate of Incorporation and/or Amended and Restated By-laws) and under any directors’ and officers’ liability insurance from time to time.
Section 4
Shares Subject to the Plan and Maximum Awards
4.1.Shares Available for Awards.
(a)The Shares available for Awards may be either authorized and unissued Shares or Shares issued and re-acquired by Zebra. Subject to the adjustment as provided in Section 4.3, the Share counting rules below, and to all other limits set forth in this Plan, the number of Shares that shall be available for all Awards under this Plan as of the effective date of the Plan, other than Substitute Awards, shall be 2,430,000 Shares1 reduced by the number of Shares subject to awards granted under the Prior Plans after December 31, 2025 and prior to the effective date of the Plan. Subject to the Share counting rules below, each Share that is subject to an Award granted under the Plan shall be counted against this limit as one Share. After the effective date of the Plan, no awards may be granted under the Prior Plans. Subject to adjustment as provided in Section 4.3, no more than 1,000,000 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options.
(b)After December 31, 2025, to the extent that Shares subject to an outstanding Option, SAR, Restricted Stock, Other Stock Award or RSU granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the
1 The 2,430,000 Shares are equal to the sum of 1,279,139 Shares that remained available for future grants under the 2018 Plan and 1,150,861 newly-added Shares.

Exhibit 10.1
expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an Option cancelled upon settlement in Shares of a related Tandem SAR or Shares subject to a Tandem SAR cancelled upon exercise of a related Option) or (ii) the settlement of such award in cash, then such Shares shall be available again under this Plan. After December 31, 2025, Shares subject to an award granted under this Plan or a Prior Plan, other than an Option or SAR, shall again become available for issuance under this Plan if such Shares are delivered to or withheld by Zebra to pay the withholding taxes payable with respect to such award. Shares subject to an Option or SAR under the Plan or a Prior Plan shall not again be available for issuance under the Plan if such Shares are (x) Shares that were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (y) Shares delivered to or withheld by Zebra to pay the purchase price or the withholding taxes related to such Option or SAR or (z) Shares repurchased by Zebra on the open market with the proceeds of an Option exercise.
(c)Shares issued or issuable in connection with a Substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of Zebra’s assumption of the plan or arrangement of the acquired company or business.
4.2.Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary in the Plan, the aggregate value of cash compensation and the grant date fair value of Awards that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director, for his or her services as a Non-Employee Director, shall not exceed $750,000; provided further that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by Zebra or to compensation received by the director in his or her capacity as an executive officer or employee of Zebra.
4.3.Adjustments in Authorized Shares.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Award (including the number and class of securities subject to each Award and, if applicable, the Option Price or base price per share) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of Zebra, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
Section 5
Eligibility and Participation
5.1.Eligibility.  Persons eligible to participate in the Plan include current and future Employees (including officers), Directors and consultants of Zebra and its Subsidiaries, as determined by the Committee. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by Zebra shall also mean employment by a Subsidiary, and references to employment shall include service as a Director or consultant.
5.2.Participation.  Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, Directors and consultants of Zebra

Exhibit 10.1
and any Subsidiary to whom Awards shall be granted. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. The Committee shall determine, in its sole discretion, the extent to which a Participant shall be considered employed during any periods during which such Participant is on a leave of absence.
Section 6
Stock Options and Stock Appreciation Rights
6.1.Grants of Options and SARs. Options and SARs may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion.  Each Option, or portion thereof, that is not an ISO shall be an NQSO. An ISO may not be granted to any person who is not an employee of Zebra or any parent or subsidiary (as defined in Section 424 of the Code). Each ISO shall be granted within ten years of the date the Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of Zebra, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount established by the Code, such Options shall constitute NQSOs. Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs may be granted.
6.2.Option Price and Base Price.  The Option Price or base price for each Option or SAR shall be determined by the Committee and set forth in the Award Agreement; provided, that the Option Price shall not be less than 100% of the Fair Market Value on the grant date; provided, further, the base price of a Tandem SAR shall be the Option Price per share of the related Option and the base price of a Non-Tandem SAR shall not be less than 100% of the Fair Market Value of on the grant date. With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of Zebra or any Subsidiary (a “Ten Percent Holder”), the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date. Notwithstanding the foregoing, in the case of an Option or SAR that is a Substitute Award, the Option Price or base price, as applicable, of the Shares subject to such Substitute Award may be less than 100% of the Fair Market Value on the grant date, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate Option Price or base price thereof, as applicable, does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by Zebra, over (y) the aggregate purchase price or base price, as applicable, of such shares.
6.3.Term.  Each Option or SAR granted to a Participant shall expire at such time as set forth in the Award Agreement, but in no event shall be exercisable later than the tenth anniversary of the grant date; provided that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option  Notwithstanding the foregoing, with respect to ISOs, in the case of a Ten Percent Holder, no such ISO shall be exercisable later than the fifth anniversary of the grant date.
6.4.Exercise of Options and SARs.  Options and SARs shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each Award or for each Participant; provided, however, a Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  Options and SARs shall be exercised by the delivery of a

Exhibit 10.1
written, electronic or other notice of exercise to Zebra, setting forth the number of Shares with respect to which the Option or SAR is to be exercised, accompanied by payment (or arrangement made for such payment to Zebra’s satisfaction) of any withholding taxes and, in the case of Options, by full payment for the Shares as set forth in Section 6.5.  Upon exercise of an SAR, a Participant shall be entitled to receive payment (in the form of cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement) from Zebra in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the base price by (b) the number of Shares with respect to which the SAR is exercised.
6.5.Option Price Payment.  The Option Price upon exercise of any Option shall be payable to Zebra in full either: (a) in cash, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) authorizing Zebra to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined at the time of exercise, equal to the total Option Price, (d) a combination (a), (b) and (c), or (e) in cash by a broker-dealer acceptable to Zebra to whom the holder of the Option has submitted an irrevocable notice of exercise, in each case, to the extent provided in the Award Agreement or as otherwise permitted by the Committee.
Any fraction of a Share which would be required to pay the Option Price shall be disregarded and the remaining amount due shall be paid in cash. No book-entry record or certificate representing Shares shall be made or delivered until the full Option Price and any withholding taxes have been paid (or arrangement made for such payment to Zebra’s satisfaction).
6.6.No Dividend Equivalents. Notwithstanding anything in the Award Agreement to the contrary, the holder of an Option or SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option or SAR.
Section 7
Restricted Stock and Restricted Stock Units
7.1.Grant of Restricted Stock and Restricted Stock Units. Restricted Stock Awards and RSUs may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion.
7.2.Restrictions.  Subject to Section 10.1, such other conditions and/or restrictions on any Shares of Restricted Stock or RSUs may be imposed as set forth in the Award Agreement, including, without limitation, a requirement that Participants pay a purchase price for each Share of Restricted Stock or RSU, restrictions based upon the achievement of Performance Targets with respect to one or more Performance Goals (company-wide, subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, and/or restrictions under applicable federal or state securities laws.
7.3.Stock Issuance. During the Vesting Period, the Shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 10.7, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Award Agreement relating to the Restricted Stock. All such certificates shall be deposited with Zebra, together with stock powers or other instruments of assignment (including a power of attorney),

Exhibit 10.1
each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to Zebra of all or a portion of the Shares subject to the Restricted Stock in the event such Award is forfeited in whole or in part. Upon termination of any applicable Vesting Period (and the satisfaction or attainment of applicable Performance Goals), subject to Zebra’s right to require payment of any taxes in accordance with Section 10.12, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such Award.
7.4.Voting Rights, Dividends and Other Distributions.  Unless otherwise set forth in the Award Agreement, Participants to whom Shares of Restricted Stock have been granted shall have all rights as a stockholder of Zebra, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to Shares of Restricted Stock, including regular cash dividends, shall be deposited with Zebra and shall be subject to the same restrictions as the Shares with respect to which such distribution was made. Prior to the settlement of RSUs, a Participant shall have no rights as a stockholder with respect to the Shares subject to such Award. Any dividend equivalents with respect to RSUs that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying RSUs.
Section 8
Performance Awards, Performance Units and Performance Shares
8.1.Grant of Performance Awards, Performance Units and Performance Shares. Performance Awards, Performance Units and Performance Shares may be granted to one or more Participants in such number, upon such terms and conditions, and at any time and from time to time, as determined by the Committee, in its sole discretion.
8.2.Settlement of Vested Performance Awards, Performance Units and Performance Shares. If a Performance Award, Performance Unit or Performance Share is settled in Shares of Restricted Stock, such Shares of Restricted Stock shall be issued to a Participant in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 7.3 and such Participant shall have such rights as a holder of Common Stock as determined pursuant to Section 7.4. Any dividends or dividend equivalents with respect to a Performance Award, Performance Unit and Performance Share shall be subject to the same restrictions as such Award. Prior to the settlement of a Performance Award, Performance Unit or Performance Share in Shares, including Restricted Stock, a Participant holding such Award shall have no rights as a stockholder.
Section 9
Other Stock Awards
9.1.Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including without limitation Shares granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and Shares issued in lieu of obligations of Zebra to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee (“Other Stock Awards”).  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are

Exhibit 10.1
subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
Section 10
General
10.1.Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by Zebra or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise pursuant to Section 3.2.
10.2.Non-Transferability of Awards. All ISOs granted to a Participant shall be exercisable during his or her lifetime only by the Participant. Unless otherwise specified in the Award Agreement, no Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Zebra. Except to the extent permitted by the foregoing sentence or the Award Agreement, each Award may be exercised or settled during the Participant’s lifetime only by the Participant or the Participant’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Award Agreement, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Award, such Award and all rights thereunder shall immediately become null and void. For the avoidance of doubt, no Award may be transferred for consideration.
10.3.Beneficiary Designation. If permitted by Zebra, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Zebra, and will be effective only when filed by the Participant in writing with Zebra’s Human Resources Department during the Participant’s lifetime.  The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Option and SAR hereunder held by such Participant, to the extent exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
10.4.Deferrals; Compliance with Section 409A.
(a)The Committee, in its sole discretion, may include in an Award Agreement provisions that permit a Participant to defer receipt of payment of cash or delivery of

Exhibit 10.1
Shares that would otherwise be due to such Participant upon the exercise, lapse or waiver of restrictions, or satisfaction of any requirements, goal or target with respect to such Award (other than Awards of Options and SARs). Such deferral provisions shall be consistent with Section 409A of the Code and applicable regulations and shall be made in accordance with such terms and conditions as the Committee may establish from time to time or as may be provided in any applicable employment, severance, consulting or similar agreement between Zebra or any of its Subsidiaries and the Participant or in any deferred compensation plan maintained by Zebra.
(b)Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although Zebra does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall Zebra be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of awards, and in no event shall Zebra have any responsibility or liability if an award does not meet any applicable requirements of Section 409A of the Code. Although Zebra intends to administer the Plan to prevent taxation under Section 409A of the Code, Zebra does not represent or warrant that the Plan or any award complies with Section 409A of the Code or any other provision of federal, state, local or other tax law.
(c)Any payments to Participants pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to a Participant’s “termination of employment” or “termination of service,” such terms shall be deemed to refer to the Participant’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if a Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Participant’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Participant’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (A) the six-month anniversary of the separation from service or (B) the date of the Participant’s death.
10.5.No Guarantee of Employment or Service or Right to Participate.  Nothing in the Plan shall interfere with or limit in any way the right of Zebra to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ of or service with Zebra or any Subsidiary. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among Zebra and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of services because of illness, vacation or any other reason approved in advance by Zebra shall not be considered a termination of service or an interruption of the continuity thereof.

Exhibit 10.1
Except as otherwise provided in an Award Agreement, conversion of a Participant’s employment relationship to a consulting arrangement or service as a Director, or vice versa, shall not result in termination of previously granted Awards. No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.
10.6.Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time Zebra determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to Zebra. Zebra may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
10.7.Right of Setoff.  Zebra or any Subsidiary may, to the extent permitted by applicable law and which would not trigger tax under Section 409A of the Code, deduct from and set off against any amounts Zebra or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to Zebra, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section.
10.8.Section 83(b) Election.  No election under Section 83(b) of the Code to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify Zebra of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
10.9.Change in Control.
(a)Subject to the terms of the applicable Award Agreement, in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act (disregarding the payment of cash in lieu of fractional shares) and (ii) outstanding Awards are assumed or provision is made for the continuation of outstanding Awards after the Change in Control, then, subject to Section 4.3, all outstanding Awards shall continue in accordance with their terms and there shall be substitution for each Share available under the Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control; provided, however, in the event of any such substitution, the Option Price per Share in the case of an Option and the base price per Share in the case of a SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), with such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code; provided, further, that in the event a Participant’s

Exhibit 10.1
employment with Zebra and its Subsidiaries is terminated by the Participant for Good Reason or by Zebra or any Subsidiary without Cause during the period commencing on the date of such Change in Control and ending on the twelve (12)-month anniversary of such Change in Control, then all outstanding Options and SARs held by the Participant under the Plan shall become exercisable in full as of the effective date of the termination of employment and, any then unexercised portions of such Options and SARs, shall remain exercisable through the remaining term of such Options and SARs, as applicable, and all outstanding Awards (other than Options and SARs) held by the Participant under the Plan shall become fully vested as of the effective date of the termination of employment and the remainder of any Vesting Period relating to such Awards shall lapse; provided, further, that, upon the occurrence of such Change in Control, the Performance Periods applicable to all outstanding Awards shall lapse and the Performance Goals applicable to such Awards shall be deemed to be satisfied at the amount of such Award that is payable or earned upon satisfaction, or banked or accrued under generally accepted accounting principles as an estimate of satisfaction of, the applicable Performance Goals and, any then unexercised portion(s) of any such Options and SARs as to which a Performance Period lapses, shall remain exercisable through the remaining terms of such Options and SARs, as applicable or, in the case of Awards other than Options and SARs shall remain subject to any time-based vesting requirements, subject to accelerated vesting pursuant to the preceding proviso.
(b)Subject to the terms of the applicable Award Agreement, in the event of a Change in Control pursuant to Section 2.5(a) or (b), or in the event of a Change in Control pursuant to Section 2.5(c) or (d) in connection with which (i) holders of Shares do not receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act or (ii) outstanding Awards are not assumed or provision is not made for the continuation of outstanding Awards after the Change in Control, each outstanding Award shall be surrendered to Zebra by the holder thereof, and each such Award shall immediately be canceled by Zebra, and the holder shall receive, within ten days of the occurrence of such Change in Control (or such later date as required to comply with Section 409A of the Code), a cash payment from Zebra (or any successor) in an amount equal to (i) in the case of an Option, the number of Shares then subject to such Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the Option Price per Share subject to the Option, (ii) in the case of a Non-Tandem SAR, the number of Shares then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest price per Share offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, over the base price of the SAR, (iii) in the case of Awards other than Options and SARs, the number of Shares, number of units or number of Performance Shares, as the case may be, then subject to such Award, multiplied by the greater of (A) the highest per Share price offered to Zebra stockholders in any transaction whereby such Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of such Change in Control, and (iv) in the case of a Performance Award, the amount of such Award that is payable or earned upon satisfaction of, or banked or accrued under generally accepted accounting principles as an estimate of satisfaction of, the applicable Performance Goals. In the event of such Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related Option. Zebra may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.
10.10.Termination of Employment, Service as a Director or Consulting Arrangement. The Board may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent

Exhibit 10.1
to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s employment, service as a Director, or consulting arrangement with Zebra and/or its Subsidiaries prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
10.11.Amendment, Modification, and Termination.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to Zebra’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if (a) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval or (b) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 4.2 or the prohibition on repricing set forth in Section 10.16; and provided, further, that, without the consent of an affected Participant, no Board or Committee action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is determined by the Board or Committee in good faith to be necessary to comply with any applicable law, regulation or rule (including Section 409A of the Code).  Subject to the preceding sentence, the Committee may waive or modify any term of an Award to the extent that the terms of the Award Agreement, taking the waiver or modification into account, would have been permissible if included in the original Award Agreement, but shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.
10.12.Tax Withholding.  Zebra shall have the power and the right to deduct or withhold, or require a Participant to remit to Zebra, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of Zebra (or, in the case of a Participant subject to Section 16 of the Exchange Act, the Committee), to satisfy the withholding requirement, in whole or in part, by having Zebra withhold Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award, in an amount that does not exceed the minimum statutory total tax which would be imposed on the transaction (or, if permitted by the Committee, based on a higher withholding rate in an amount that does not exceed the maximum statutory total tax which would be imposed on the transaction within the applicable jurisdictions). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that Zebra deems appropriate.
10.13.Rights as Stockholder. No person shall have any right as a stockholder of Zebra with respect to any Shares or other equity security of Zebra which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such Shares.
10.14.Unfunded Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of Zebra; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet Zebra’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

Exhibit 10.1
10.15.Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  Zebra shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
10.16.No Repricing of Options or Stock Appreciation Rights. Notwithstanding anything in this Plan to the contrary, the terms of outstanding Options or SARs may not be amended, without the approval of stockholders of Zebra, to (a) reduce the Option Price or base price of any previously granted Option or SAR, (b) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price, (c) cancel any previously granted Option or SAR in exchange for cash or another Award if the Option Price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation or (d) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 4.3.
10.17.Awards to Participants Outside the United States.  The Committee may modify the terms of any Award made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
10.18.Clawback. Notwithstanding any other provision of the Plan to the contrary, any Awards granted under this Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of Zebra’s Clawback Policy, Accounting Restatement Clawback Policy, or any other clawback policy implemented by Zebra, as each may be amended from time to time (the “Policies”). The Participant agrees and consents to Zebra’s application, implementation and enforcement of (a) the Policies or any similar policy established by Zebra that may apply to the Participant and/or the Awards granted hereunder and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that Zebra may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant and/or the Awards granted hereunder) or applicable law without further consent or action being required by the Participant. Zebra’s rights under the Policies shall be in addition to, and not in substitution of, Zebra’s rights under the Plan or otherwise and, in all events, the terms of the Policies shall prevail to the extent that the terms of the Policies conflict with the Plan or any other plan, program, agreement or arrangement.
10.19.Protected Rights. Notwithstanding anything herein to the contrary, nothing in this Plan is intended to not prohibit a Participant from providing truthful information in good faith to any federal or state governmental agency, entity or official investigating an alleged violation of federal or state law or regulation. Nothing in this Plan prohibits a Participant from engaging in legally protected conduct, including reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of

Exhibit 10.1
federal law or regulation. Further, Participants shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, if a Participant files a lawsuit for retaliation by Zebra for reporting a suspected violation of law, a Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if (a) the Participant files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
10.20.Successors.  All obligations of Zebra under the Plan with respect to Awards shall be binding on any successor to Zebra, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of Zebra or otherwise.
10.21.Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.